           As filed with the Securities and Exchange Commission on June 12, 1998
                                             Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ----------------

                                     YAHOO! INC.
                (Exact name of Registrant as specified in its charter)

                  CALIFORNIA                          77-0398689
          (State of Incorporation)      (I.R.S. Employer Identification No.)

                               3420 CENTRAL EXPRESSWAY
                                SANTA CLARA, CA  95051
                       (Address of principal executive offices)

                                   ----------------

                             YAHOO! INC. 1995 STOCK PLAN
                         VIAWEB INC. 1997 STOCK OPTION PLAN
                         VIAWEB INC. 1996 OPTION AGREEMENTS
                               (Full title of the Plan)

                                   ----------------

                                    TIMOTHY KOOGLE
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               3420 CENTRAL EXPRESSWAY
                                SANTA CLARA, CA  95051
                                     408-731-3300
(Name, address and telephone number, including area code, of agent for service)

                                   ----------------
                                       Copy to:

                                    James L. Brock
                                   Steve Tonsfeldt
                                     Heayoon Woo
                                  Venture Law Group
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (650) 854-4488

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                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                   Proposed             Proposed
                                               Maximum             Maximum              Maximum             Amount of
                                             Amount to be        Offering Price         Aggregate          Registration
Title of Securities to be Registered          Registered           Per Share          Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------

YAHOO! INC. 1995 STOCK PLAN
Common Stock,
$0.00067 par value . . . . . . . .         2,000,000 Shares (1)     $103.75 (2)      $207,500,000 (2)       $61,213 (2)

VIAWEB INC. 1997 STOCK OPTION PLAN (4)
Common Stock,
$.00067 par value. . . . . . . . .               32,977 Shares       $19.93 (3)          $657,232 (3)         $ 194 (3)

VIAWEB INC. 1996 OPTION AGREEMENTS (5)
Common Stock,
$.00067 par value. . . . . . . . .               28,149 Shares        $9.96 (3)          $280,364 (3)          $ 83 (3)

             TOTAL . . . . . . . .            2,061,126 Shares                       $208,437,596           $61,490

(1) Registrant is registering an aggregate of 2,000,000 shares under its 1995 Stock Plan pursuant to this Registration Statement. This aggregate number represents an increase in the shares reserved for issuance under Registrant's 1995 Stock Plan, which increase was approved by Registrant's shareholders at a meeting held on April 17, 1998. An aggregate of 19,500,000 shares were previously registered for issuance under the 1995 Stock Plan pursuant to previous Forms S-8 filed by Registrant with the Securities and Exchange Commission (the "COMMISSION") on April 17, 1996 (Registration No. 333-3694) and on October 30, 1997 (Registration No. 333-39105).

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 5, 1998.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the weighted average per share exercise price of outstanding options under the referenced Plan, the shares issuable under which are registered hereby.

(4) Pursuant to the Agreement and Plan of Merger dated as of June 4, 1998, among Registrant, XY Acquisition Corporation and Viaweb Inc. ("VIAWEB"), Registrant assumed, effective as of June 10, 1998, all of the outstanding options to purchase Common Stock of Viaweb under the Viaweb 1997 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(5) Pursuant to the Agreement and Plan of Merger dated as of June 4, 1998, among Registrant, XY acquisition Corporation and Viaweb, Registrant assumed, effective as of June 10, 1998, all of the outstanding options to purchase Common Stock of Viaweb issued prior to adoption of the 1997 Stock Option Plan, and such options became exercisable to purchase shares of Registrant's Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Commission are incorporated by reference:

     1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-26822).

     2. Registrant's definitive Proxy Statement dated March 12, 1998, filed in connection with the Registrant's April 17, 1998 Annual Meeting of Shareholders.

     3. Registrant's Quarterly Report on Form 10-Q for the quarter ended and March 31, 1998 (File No. 0-26822).

     4. Registrant's Current Reports on Form 8-K, filed with the Commission on January 5, 1998, January 15, 1998, June 8, 1998 and June 12, 1998 (File No. 0-26822).

     5. The description of Registrant's Common Stock set forth in Registrant's Registration Statement on Form 8-A, filed with the Commission on March 12, 1996 (File No. 0-026822).

     6. Registrant's Registration Statements on Form S-8, filed with the Commission on April 17, 1996 (File No. 333-3694) and on October 30, 1997 (File No. 333-39105).

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the shares will be passed upon by Venture Law Group, a Professional Corporation, Menlo Park, California. As of the date of this filing, certain attorneys of Venture Law Group beneficially own an aggregate of 1,320 shares of Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of Registrant's Articles of Incorporation and
Article VI of Registrant's Bylaws provide for indemnification of Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. Registrant has also entered into agreements with its directors and officers that will require Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

          Exhibit
          Number
          ------
          4.1*      Yahoo! Inc. 1995 Stock Plan, as amended

          4.2       Viaweb Inc. 1997 Stock Option Plan and form of Option
                    Agreement thereunder.

          4.3       Forms of Viaweb Inc. 1996 Option Agreements

          5.1       Opinion of Venture Law Group, a Professional Corporation.

          23.1      Consent of Price Waterhouse LLP, Independent Accountants.

          23.2      Consent of Venture Law Group, a Professional Corporation
                    (included in Exhibit 5.1).

          24.1      Powers of Attorney (see p. II-4).

---------------
* Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-26822).

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant, Yahoo! Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 12, 1998.

                              YAHOO! INC.

                              By:  /s/ TIMOTHY KOOGLE
                                   -------------------------------------
                                   Timothy Koogle
                                   President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy Koogle and Gary Valenzuela, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                       Title                           Date
        ---------                       -----                           ----

 /s/ TIMOTHY KOOGLE       President, Chief Executive Officer and    June 12, 1998
 -----------------------    Director (Principal Executive Officer)
 Timothy Koogle

 /s/ GARY VALENZUELA        Senior Vice President, Finance and      June 12, 1998
 -----------------------    Administration, and Chief Financial
 Gary Valenzuela            Officer (Principal Financial Officer)

 /s/ JAMES J. NELSON      Vice President, Finance (Chief            June 12, 1998
 -----------------------    Accounting Officer)
 James J. Nelson

 /s/ ERIC HIPPEAU         Director                                  June 12, 1998
 -----------------------
 Eric Hippeau

 /s/ ARTHUR H. KERN       Director                                  June 12, 1998
 -----------------------
 Arthur H. Kern

 /s/ MICHAEL MORITZ       Director                                  June 12, 1998
 -----------------------
 Michael Moritz

 /s/ JERRY YANG           Director                                  June 12, 1998
 -----------------------
 Jerry Yang

                                  INDEX TO EXHIBITS

Exhibit
Number
-------

     4.1 *     Yahoo! Inc. 1995 Stock Plan, as amended

     4.2       Viaweb Inc. 1997 Stock Option Plan and form of Option
               Agreement thereunder.

     4.3       Forms of Viaweb Inc. 1996 Option Agreements

     5.1       Opinion of Venture Law Group, a Professional Corporation

     23.1      Consent of Price Waterhouse LLP, Independent Accountants.

     23.2      Consent of Venture Law Group, a Professional Corporation
               (included in Exhibit 5.1).

     24.1      Powers of Attorney (see p. II-4).

---------------


* Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-26822).